EXHIBIT 4.4

                               VOCA HOLDINGS, INC.

                             1996 STOCK OPTION PLAN

                                 January 1,1996


                                 P R E A M B L E


         1. Effective January 1,1996, VOCA Corporation, an Ohio corporation, adopted the VOCA Corporation 1996 Stock Option Plan (the "Prior Plan").

         2. Pursuant to an action by the Board of Directors of VOCA Holdings, Inc., a Delaware corporation (the "Company"), the Prior Plan was adopted by the Company and the provisions of the Prior Plan as adopted by the Company are set forth in this 1996 Stock Option Plan (the "Plan").

         3. The Company, by means of this 1996 Stock Option Plan (the "Plan"), desires to attract and retain capable employees, officers, directors and consultants and to provide them with long-term incentives to continue their services to the Company, to maximize the value of the Company to its stockholders and to acquire a continuing ownership interest in the Company.

         4. The Company has determined that the foregoing objectives will be promoted by granting Options (as hereinafter defined) under this Plan to certain employees, officers, directors and consultants of the Company and of its. affiliated entities, if any, pursuant to this Plan.

         5.  Pursuant  to  Section   3.4(b)  of  the  Prior  Plan,  all  options
outstanding thereunder shall be treated as options granted by the Company under this Plan.

                                    T E R M S

Article 1.  Definitions.

          Section 1.1. General. Certain words and phrases used in this Plan shall have the meanings given to them below in this section.

         "AFFILIATE" means any parent corporation of the Company, any subsidiary of the Company or any of its parent corporations and any other entity that is controlled by the Company or is under common control with the Company or in which the Company has a significant equity interest.

         "BOARD OF DIRECTORS " means the board of directors of the Company.

         "CODE" means the Internal Revenue Code of 1986 and the regulations thereunder, as now in effect or hereafter amended.

          "COMMITTEE"  means   the   Committee  of  the  Board of Directors that
administers the Plan under Section 2.1 below.

         "COMPANY" means VOCA Corporation, an Ohio Corporation.

         "CONSULTANT" means any person who provides services to any Employer (other than in connection with the offer or sale of securities of the Employer in a capital raising transaction), who is neither an Employee nor a Director and who is a consultant or an adviser to the Employer within the meaning of General Instruction A.1. to Form 5-8 promulgated by the Securities and Exchange Commission under the Securities Act.

         "DATE OF GRANT" means the date an Option is first granted.

         "DIRECTOR" means a member of the Board of Directors.

         "EFFECTIVE DATE" means the date this Plan is first adopted by the Board of Directors.

         "EMPLOYEE" means any common law employee of an Employer.

         "EMPLOYER" means the Company or any Affiliate of the Company which employs a given Employee or has engaged a given Consultant.

         "ENGAGE IN COMPETITION" shall mean to (a)(i) engage in, assist; or have any interest in, including as a principal, consultant, employee, owner, shareholder, director, officer, partner, member, advisor, agent, or financier, any entity which is or which is about to become engaged in any activity which is in competition with Employer and (ii) in connection with such activity and without Employer's `written consent (x) utilize written materials developed by Employer, (y) utilize proprietary operational or financial Employer information or (z) be in violation of any employment agreement with Employer, and (iii) the Committee reasonably determines that such activity materially and adversely affects the business of an Employer or any Affiliate in any state where they do business in the United States; provided, that this provision shall not prohibit an investment by an Employee not exceeding 1% of the outstanding securities of a publicly traded company, (b) solicit any of an Employer's or an Affiliate's customers except on their behalf; or direct any current or prospective customer to anyone other than an Employer or Affiliate for goods or services which they provide, (c) directly or indirectly influence any of an Employer's employees to terminate their employment with the Employer or accept employment with any of their competitors, or (d) interfere with any of an Employer's or an Affiliate's business relationships, including those with customers, suppliers, consultants, attorneys, and other agents, whether or not evidenced by written or oral agreements.

         "EXERCISE PRICE" means, with respect to an Option, the amount of consideration that must be delivered to the Company in order to purchase a single Share thereunder.

         "FAIR MARKET VALUE OF A SHARE" means the amount determined to be the fair market value of a single Share by the Committee based upon the trading price of the Shares, opinions of investment bankers and appraisers, formulas based upon the earnings, cash flow, or assets of the Company and such other factors as it deems relevant. In the absence of such a determination, the Fair Market Value of a Share shall be deemed to be (a) if there is a Public Market, the per Share closing price on the principal national securities exchange or the NASDAQ - Market on which the Shares are listed or admitted to trading on the day prior to the date of determination or, if no closing price can be determined for the date of determination, the most recent date for which, such price can reasonably be ascertained, or (b) if there is no Public Market and the Shares are quoted by one or more market makers, the mean between the representative bid and asked per Share prices in the over-the-counter market at the closing of the day prior to the date of determination or the most recent such bid and asked prices then available. Notwithstanding the foregoing, prior to the establishment of a Public Market for the Shares, the Fair Market Value of a Share shall be presumed to remain unchanged until such time as it is redetermined by the Committee.

         "GRANTEE" means any Participant to whom an Option has been granted.

         "HOLDER" means any Grantee who holds a valid Option and any beneficiary, heir or legal representative to whom such Grantee's Option has been transferred by a valid beneficiary designation, by will or by the laws of descent and distribution.

         "MEETING   DATE"  means  the  date  of  each  annual   meeting  of  the
stockholders of the Company at which Directors are elected.

          "OPTION" or "STOCK OPTION" means a right granted under Article 5, 6 or 7 of the Plan to a Grantee to purchase a stated number of Shares upon payment of the Exercise Price.

         "OPTION AGREEMENT" means an agreement setting forth the terms of an Option substantially in the form of Exhibit B, Exhibit C or Exhibit D attached hereto.

         "PARTICIPANT" means a person who is eligible to receive an Option under the Plan.

         "PLAN" means this Plan as it may be amended or restated from time to time.

         "PUBLIC MARKET FOR THE SHARES" means the Shares are listed or admitted to trading on a national securities exchange or the NASDAQ. National Market or the NASDAQ - Small Cap Market.

         "SECURITIES ACT" means the Securities Act of 1933 and the regulations thereunder, as now in effect or hereafter amended.

         "SHARES" means common shares, without par value, of the Company.

         "SHAREHOLDER'S AGREEMENT" means the Shareholder's Agreement in the form of Exhibit A hereto.

         "TERMINATION FOR CAUSE" means any act or omission which reasonably constitutes dishonesty, fraud, deceit, gross negligence, willful misconduct, or recklessness, and which is directly or indirectly detrimental to an Employer's best interests, or (b) any act which reasonably constitutes a first or second degree misdemeanor or a felony under the laws of any. state in which an Employer does business or the United. States which adversely reflects upon an Employer's business or reputation (it being understood that minor traffic offenses are intended to be excluded under the foregoing language).

         Section  1.2.  Effect  of  Definitions.  The  definitions  set forth in
Section 1.1 above shall apply equally to the singular, plural, adjectival, adverbial and other forms of any of the words and phrases defined regardless of whether they are capitalized.

Article 2.  Administration.

          Section 2.1. Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors.

         Section 2.2. Authority. Subject to the express provisions of the Plan and in addition to the powers granted by other sections of the Plan, the
Committee has the authority, in its discretion, to (a) determine the Participants, grant Options and determine their timing, pricing and amount; (b) define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the Plan; (c) make all other determinations necessary or advisable for the Plan including, but not limited to, interpreting the Plan, correcting defects, reconciling inconsistencies and resolving ambiguities; and
(d) review and resolve all claims of Employees, Consultants, Directors, Grantees, Holders and Participants. The actions and determinations of the Committee on matters related to the Plan shall be conclusive and binding upon the Company and all Employees, Consultants, Directors, Grantees, Holders and Participants.

  Article 3.  Shares.

         Section 3.1. Number. The aggregate number of Shares in respect of which Options may be granted under the Plan shall not exceed 1,100,000, which number of Shares is hereby reserved for issuance under the Plan out of the authorized but unissued Shares.

         Section 3.2. Rule 701. The aggregate Exercise Price or number of Shares offered and sold under the Plan shall not exceed the greater of $500,000 or the amount or number determined under paragraphs (a) or (b) of this Section 3.2; provided, however, that the aggregate unpaid Exercise Price of Shares, plus the aggregate Exercise Price of Shares sold in the preceding 12 months under the Plan, shall in no event exceed $5,000,000.

                  (a) The aggregate unpaid Exercise Price of Shares, plus the aggregate Exercise Price of Shares sold in the preceding 12 months under the Plan, shall not exceed 15 percent of the total assets of the Company, measured at the end of its last fiscal year, or

                  (b) The number of Shares that have not been paid for under the Options, plus the number of Shares sold in the preceding 12 months under the Plan, shall not exceed 15 percent of the outstanding Shares. The outstanding Shares shall include Shares issuable pursuant to the exercise of outstanding options, warrants, rights or conversion of convertible securities, other than Shares not yet paid for under Options.

                  (c) The limitations imposed by this Section 3.2 are for the purpose of ensuring the availability to the Company of the exemption from the
Section 5 of the Securities Act provided by Rule 701 thereunder. If Rule 701 is amended the provisions of this Section 3.2 shall be deemed to be likewise amended.

         Section 3.3. Cancellations; Shares as Consideration. If any Options granted under the Plan are cancelled or terminate or expire for any reason without having been exercised in full, the Shares related to the unexercised portion of an Option shall be available again for the purposes of the Plan. If any Shares acquired under the Plan are forfeited for any reason or repurchased by the Company, the Shares shall be available again for the purposes of the Plan. If any Shares are tendered to the Company as consideration for the exercise of an Option, such Shares shall be available for the purposes of the Plan. If any Shares are issued as the purchase price of an Option, such Shares will be deemed to have been issued upon the exercise of an Option.

         Section 3.4.  Anti-Dilution.

                  (a) If the Shares are split or if a dividend of Shares is paid on the Shares, the number of Shares on which each then outstanding Option is based and the number of Shares as to which Options may be granted under this Plan shall be increased automatically by the ratio between the number of Shares outstanding immediately after such event and the number of Shares outstanding immediately before such event (ignoring for this purpose any provision for the repurchase or cash payment of fractional shares) and the Exercise Price thereof shall be decreased automatically by the same ratio. If the Shares are combined into a lesser number of Shares, the number of Shares for which each then outstanding Option is based and the number of Shares as to which Options may be granted under the Plan shall be decreased automatically by such ratio and the Exercise Price thereof shall be increased automatically by such ratio.

                  (b) If any other change occurs in the Shares, through recapitalization, merger, consolidation or exchange of shares or otherwise, there shall automatically be substituted for each Share subject to an unexercised Option and each Share available for additional grants of Options, the number and kind of shares or other securities into which each outstanding Share was changed, and the Exercise Price shall be increased or decreased proportionally so that the aggregate Exercise Price for the securities subject to each Option shall remain the same as immediately before such event. In addition, the Committee may make such further equitable adjustments in the Plan and the then outstanding Options as are deemed necessary and appropriate by the Committee including, but not limited to, changing the number of Shares reserved under the Plan or covered by outstanding Options, the Exercise Price of outstanding Options and the vesting conditions of outstanding Options.

                  (c) As of the Effective Date the Company conducted its business through sister corporations having common ownership. It is the intent of the Company and its shareholders that the Shares and the Fair Market Value of a Share shall represent a proportionate percentage of the entire enterprise. Therefore, to the extent that the Company continues to operate through sister corporations, until such time as there is a Public Market for the Shares, the Fair Market Value of a Share under each Option shall be determined using a methodology that is consistent with the methodology used by the Committee at the time the Option was granted.

         Section 3.5. Source. Except as otherwise determined by the Board of Directors, the Shares issued under the Plan shall be drawn from the Company's authorized but unissued Shares. However, Shares which are to be delivered under the Plan may be obtained by the Company from its treasury, by purchases on the open market or from private sources, as well as by issuing authorized but unissued Shares. The proceeds of the exercise of any Option shall be general corporate funds of the Company and shall not increase its stated capital.

         Section 3.6. Rights of a Stockholder. No Holder or other person claiming under or through any Holder shall have any right, title or interest in or to any Shares allocated or reserved under the Plan or subject to any Option except as to such Shares, if any, for which certificates representing such Shares have been issued to such Holder.

         Section 3.7. Securities Laws. No Option shall be exercised nor shall any Shares or other securities be issued or transferred pursuant to an Option unless and until all applicable requirements imposed by federal and state securities laws and by any stock exchanges upon which the Shares may be listed, have been fully complied with. As a condition precedent to the exercise of an Option or the issuance of Shares pursuant to the grant or exercise of an Option, the Company may require the Holder to take any reasonable action to meet such requirements including providing undertakings as to the investment intent of the Holder, accepting transfer restrictions on the Shares issuable thereunder and providing opinions of counsel, in form and substance acceptable to the Company, as to the availability of exemptions from such requirements.

         Section 3.8. Restricted Stock Shareholder's Agreement. The Shares issued under the Plan are deemed to be restricted securities as defined in Rule 144 to the extent required by Rule 701. If there is no Public Market for the Shares at the time an Option is exercised, a Holder may not exercise an Option unless and until he has executed and delivered to the `-Company a Shareholder's Agreement.

Article 4.  Eligibility.

         Section 4.1. Article 5. Only Employees who are not members of the Committee shall be eligible to receive Options under Article 5 below.

         Section 4.2. Article 6. Only Consultants shall be eligible to receive Options under Article 6 below.

         Section 4.3. Article 7. Only Directors who are not Employees shall be eligible to receive Options under Article 7 below.

Article 5.  Employees' Stock Options.

         Section 5.1. Determinations. The Committee shall determine which Participants shall be granted Options, the number of Shares for which the Options may be exercised, the times when they shall receive them and the terms and conditions of individual Option grants (which need not be identical).

         Section 5.2. Exercise Price. The Committee shall determine the Exercise Price of each Option at the time that it is granted, but in no event shall, the Exercise Price of an Option be less than the Fair Market Value of a Share. on the Date of Grant. If no express determination of the Exercise Price of an Option is made by the Committee, the Exercise Price thereof is equal to the Fair Market Value of a Share on the Date of Grant.

         Section 5.3. Term. Subject to the rule set forth in the next sentence, the Committee shall determine the times when an Option vests and the term during which an Option is exercisable at the time that it is granted. No Option shall be exercisable after the expiration of ten years from the Date of Grant. If no express determination of the times when Options are vested, become exercisable and lapse is made by the Committee:

                  (a) each Option shall vest as to one-half (1/2) of the Shares subject to such Option on the second anniversary of the Date of Grant and each Option shall vest fully on the third anniversary of the Date of Grant, if and only if, the Grantee has been an Employee continuously during the time beginning on the Date of Grant and ending on the date when such portion vests; provided, however, that each option held by an Employee shall become fully-vested upon the occurrence of the establishment of a Public Market for the Shares;

                  (b) each vested Option is exercisable upon the occurrence of the earlier of:

                      (i)   the fifth (5th) anniversary of its Date of Grant, or

                      (ii) the establishment of a Public Market for the Shares and

                  (c) each Option shall lapse and cease to be exercisable upon the earliest of

                      (i)   the expiration often years from the Date of Grant,

                      (ii)  immediately  if  the  Grantee  ceases  to be an
                            Employee   of  any   Employer   on  account  of
                            Termination for Cause,

                      (iii) immediately  if, during the eighteen (18) month
                            period after the Grantee ceases to be an Employee, the Committee determines that the Grantee has Engaged in Competition with an Employer, or

                      (iv) three years after the Grantee ceases to be an Employee for a reason other than that described in clause (ii) or (iii) above.

                  Notwithstanding the foregoing and except as otherwise provided in Section 8.5, the three year period referred to in clause (iv) above will not expire prior to -the date that is thirty days after the earlier of (A) the fifth
(5th) anniversary of the Date of Grant of the Option or (B) the establishment of a Public Market for the Shares.

         Section 5.4. New Hires. A person to whom the Company is offering employment may be granted an Option under this Article 5, but any such grant shall lapse if such person does not subsequently become an Employee pursuant to such offer.

Article 6.  Consultants' Stock Options.

         Section 6.1. Determinations. The Committee shall determine which Participants shall be granted Options, the number of Shares for which the Options may be exercised, the times when they shall receive them and the terms and conditions of individual Option grants (which need not be identical).

         Section 6.2. Exercise Price. The Committee shall determine the Exercise Price of each Option at the time that it is granted, but in no event shall the Exercise Price of an Option be less than the Fair Market Value of a Share on the Date of Grant. If no express determination of the Exercise Price of an Option is made by the Committee, the Exercise Price thereof is equal to the Fair Market Value of a Share on the Date of Grant.

         Section 6.3. Term. Subject to the rule set forth in the next sentence, the Committee shall determine the times when an Option vests and the term during which an Option is exercisable at the time that it is granted. No Option shall be exercisable after the expiration of ten years from the Date of Grant. If no express determination of the times when Options are vested, become exercisable and lapse is made by the Committee:

                  (a) each Option shall vest as to one-half (1/2) of the Shares subject to such Option on the second anniversary of the Date of Grant and each Option shall vest fully on the third anniversary of the Date of Grant, if, and only if the Grantee has been a Consultant continuously during the time beginning on the Date of Grant and ending on the date when such portion vests; provided, however, that each option held by a Consultant shall become fully-vested upon the occurrence of the establishment of a Public Market for the Shares;

                  (b) each vested Option is exercisable upon the occurrence of the earlier of:

                      (i)   the fifth (5th) anniversary of its Date of Grant, or

                      (ii) the establishment of a Public Market for the Shares; and

                  (c) each Option shall lapse and cease to be exercisable upon the earliest of:

                      (i)   the expiration often years from the Date of Grant,

                      (ii) immediately if the Grantee ceases to be a Consultant on account of Termination for Cause,

                      (iii) immediately  if,  during the  eighteen  (18)
                            month period after the termination of the consulting relation the Committee determines that the Grantee has Engaged in Competition with an Employer, or

                      (iv) three years after the Grantee ceases to be a Consultant for a reason other than that described in clause (ii) or (iii) above.

                  Notwithstanding the foregoing and except as otherwise provided in Section 8.5, the three year -period referred to in clause (iv) above will not expire prior to the date that is thirty days after the earlier of (A) the fifth
(5th) anniversary of the Date of Grant of. the Option or (B) the establishment of a Public Market for the Shares.

Article 7.  Directors' Options.

         Section 7.1. Grant. On each Meeting Date, an Option maybe granted to each person who is elected as a Director at the meeting of stockholders held on such date or at any adjournment thereof and to each Director whose term of office as a director continues through such date, if it is the Meeting Date, and who is eligible to receive Options hereunder.

         Section 7.2. Exercise Price. The Committee shall determine the Exercise Price of each Option at the time that it is granted, but in no event shall the Exercise Price of an Option be less than the Fair Market Value of a Share on the Date of Grant. If no express determination of the Exercise Price of an Option is made by the Committee, the Exercise Price thereof is equal to the Fair Market Value of a Share on the Date of Grant.

         Section 7.3. Term. Subject to the rule set forth in the next sentence, the Committee shall determine the times when an Option vests and the term during which an Option is exercisable at the time that it is granted. No Option shall be exercisable after the expiration of years from the Date of Grant. If no express determination of the times when Options are vested, become exercisable and lapse is made by the Committee:

                  (a) each Option shall vest as to one-half (1/2) of the Shares originally subject to the Option on the second anniversary of the Date of Grant and each Option shall vest fully on the third anniversary of the Date of Grant if, and only if, the Grantee has been a Director continuously during the time beginning on the Date of Grant and ending on the date when such portion vests; provided, however, that each option held by a Director shall become fully-vested upon the occurrence of the establishment of a Public-Market for the Shares;

                  (b) each vested Option is exercisable upon the occurrence of the earlier of (i) the fifth (5th) anniversary of its Date of Grant, or

                      (i)   the fifth (5th) anniversary of its Date of Grant, or

                      (ii) the establishment of a Public Market for the Shares; and

                  (c) each Option shall .lapse and cease to be exercisable upon the earliest of (i) the expiration of ten years from the Date of Grant,

                      (i)   the expiration of ten years from the Date of Grant,

                      (ii) immediately if the Grantee ceases to be a Director on account of Termination for Cause,

                      (iii) immediately  if;  during the  eighteen  (18)
                            month period after the Grantee ceases to be a Director, the Committee determines that the Grantee has Engaged in Competition with an Employer, or

                      (iv)  three years after the Grantee ceases to be a
                            Director   for  a  reason  other  than  that
                            described in clause (ii) or (iii) above.

     Notwithstanding the foregoing and except as otherwise provided in Section 8.5, the three year period referred to in clause (iv) above will not expire prior to the date that is thirty days after the earlier of (A) the fifth (5th) anniversary of the Date of Grant of the Option or (B) the establishment of a Public Market for the Shares.

Article 8.  Provisions Applicable to all Types of Options.

         Section 8.1. Option Agreement. Promptly after the Date of Grant, the Company shall duly execute and deliver to the Grantee an Option Agreement setting forth the terms of the Option. Option Agreements are not negotiable instruments or securities (as such term is .defined in Article 8 of the Uniform Commercial Code).
Lost and destroyed Option Agreements may be replaced without bond.

          Section 8.2. Not Incentive Stock Options. None of the Options shall be
treated  as   an  incentive  stock  option  as  such  term is defined in Section
422(b) of the Code.

         Section 8.3. Exercise.

                  (a) An Option shall be exercised by the delivery of the Option Agreement therefor, with the notice of exercise attached thereto properly completed and duly executed by the Holder to the Secretary of the Company, together with the aggregate Exercise Price for the number of Shares as to which the Option is being exercised, after the Option has become exercisable and before it has ceased to be exercisable.

                  (b) An Option may be exercised as to less than all of the Shares purchasable thereunder. If an Option is exercised as to less than all of the Shares purchasable thereunder, a new duly executed Option Agreement reflecting the decreased number of Shares subject to such Option, but otherwise of the same tenor, shall be returned to the Holder.

                  (c) The Committee may, in its sole discretion and upon such terms and conditions as it shall determine at or after the Date of Grant, permit the Exercise Price to be paid in cash, by the tender to the Company of Shares owned by the Holder, or by a combination thereof. If the Committee does not make such determination, the Exercise Price may be paid in cash, by the actual tender to the Company of Shares owned by the Holder, or by a combination thereof.

                  (d) If any portion of the Exercise Price of an Option is payable in cash, it may be paid by (i) delivery of a certified or cashier's check payable to the order of the Company, (ii) wire transfer of immediately available funds to a bank account designated by the Company or (iii) reduction of a debt of the Company to the Holder.

                  (e) If any portion of the Exercise Price of an Option is payable in Shares, it may be paid by delivery of certificates representing a number of Shares having a total fair market value on the date of exercise equal to or greater than the required amount, duly endorsed for transfer with all signatures guaranteed by a medallion signature guarantee. If there is no Public Market for the Shares at the time an Option is exercised, payment of any portion of the Exercise Price of an Option may be made in Shares only if the Committee has determined the Fair Market Value of a Share within the last sixty (60) days. If more Shares than are necessary to pay such Exercise Price based on their fair market value on the date of exercise are delivered to the Company, it shall return to the Holder a certificate for the balance of the whole number of Shares and a check payable to the order of the Holder for any faction of a Share. Shares may not be delivered to the Company as payment for the exercise of an Option if such Shares have been owned by the Holder (together with his or her decedent or testator) for less than six months.

                  (f) Promptly after an Option is properly exercised, the Company shall issue to the Holder a certificate representing the Shares purchased thereunder.

         Section 8.4. Nonconforming Grants. The Committee may grant Options having terms and conditions which vary from those specified in the Plan if such Options are granted in substitution for existing benefits under benefit or compensation Plans of the Company or one or more of its predecessors existing on the Effective Date or in substitution for, or in connection with the assumption of, existing options granted by another business entity and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a merger or consolidation of or acquisition of substantially all of the assets or stock of another business entity that is not an Affiliate of the Company before such acquisition.

         Section 8.5. Merger of the Company. Notwithstanding the provisions of any Option, if the Company merges or consolidates with or sells substantially all of its assets to a person that was not one of its affiliates before such transaction, or any such unaffiliated person purchases more than 50% of the outstanding voting securities of the Company, the Committee, in its discretion, may require that; for a period of 30 days, not extending beyond the ten year period referred to in Sections 5.3, 6.3 and7.3, from the date of execution of the acquisition agreement in final definitive form or the purchase of such Shares, any or all of the then outstanding Options maybe exercised in whole or in part during such 30 day period or that upon the termination of such 30 day period any such Option shall expire and be null and void.

         Section 8.6. Withholding. The Company shall have the right to withhold from any payments due under any Option or due to any -Holder from. the Company as compensation or otherwise the amounts of any federal, state or local withholding taxes not paid by the Holder at the time of the exercise of any Option. If cash payments sufficient to allow for withholding of taxes are not made at the time of exercise of an Option, the Holder exercising such Option shall pay to the Company an amount equal to the withholding required to be made less the withholding otherwise made in cash or, if allowed by the Committee in its discretion and pursuant to rules adopted by the Committee consistent with
Section 8.3 above, Shares previously owned by the Holder. The Company may make such other provisions as it deems appropriate to withhold any taxes the Company determines are required to be withheld in connection with the exercise of any Option, including, but not limited to, the withholding of Shares from an Option upon such terms and conditions as the Committee may provide. The Company may require the Holder to satisfy any relevant withholding requirements before issuing Shares or delivering any Option to the Holder.

        Section 8.7. Disability. If a Grantee who is an Employee or a Consultant is absent from work because of a physical or mental disability, for purposes of the Plan such Grantee will not be considered to have ended his or her employment or consulting relationship with the Company while such Grantee has that disability, unless he or she resigns or terminates such relationship or the Committee decides otherwise. If a Grantee who is a Director is absent from meetings of the Board of Directors because of a physical or mental disability, for purposes of the Plan such Grantee will not be considered to have ended his or her service with the Board of Directors while such Grantee has that disability, unless he or she resigns or is not re-elected by the stockholders.

         Section 8.8. Surrender and Exchange. The Committee may permit the voluntary surrender of all or a portion of any Option to be conditioned upon the granting to the Holder of a new Option for the same or a different number of Shares as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Holder. Subject to the provisions of the Plan, such new Option shall be exercisable at the price, during the period and on such other terms and conditions as are specified by the Committee at the time the new Option is granted. Upon surrender, the Option surrendered shall be canceled and the Shares previously subject to it shall be available for the grant of other Options.

         Section 8.9. Acceleration. Notwithstanding anything else in the Plan, the Committee may, in its sole discretion, at any time or from. time to time, accelerate the time at which any Options mature or vest or waive any provisions of the Plan relating to the manner of payment or procedures for the exercise or maturity of any Option. Any such acceleration may be made effective (a) with respect to one or more or all Holders, (b) with respect to some or all of the Shares subject to or forming the basis for any Option to any Holder or (c) for a period of time ending at or before the expiration date of any Option.

         Section 8.10.  Actions by Committee After Grant Purchase of Options.

                  (a) The Committee shall have, subject to the written consent of the Holder where the action impairs or adversely alters the rights of the Holder, the right, at any tune and from time to time after the Date of Grant of any Option, to modify the terms of any Option.

                  (b) The Company may, at any time before there is a Public Market for the Shares, purchase any portion of any option without the consent of the Holder. The Committee shall have right to determine which Holder's Options will be purchased, what portions of such Options will be purchased, when such Options will be purchased and the form of consideration to be paid for the purchase of such Options. The Committee may not determine to purchase Options unless it has determined the Fair Market Value of a Share within the last sixty
(60) days. Such a purchase shall be effected by a resolution of the Committee. After notice of such purchase is sent to the Holder, the rights of the Holder under such Option shall be limited to receiving the consideration for the purchase thereof in the amounts and at the times determined by the Committee, but the failure to timely or fully pay- such consideration shall not revive any other right under the Option. Promptly after receipt of such notice, the Holder shall surrender the Option Agreement to the Company and if less than all of the Option is being purchased a new duly executed Option Agreement reflecting the decreased number of Shares subject to such Option, but otherwise of the same tenor, shall be returned to the Holder. The amount of consideration for the purchase of an Option shall be equal to the difference between the Exercise Price and the Fair Market Value of a Share multiplied by the number of Shares subject to the portion of the Option that is being purchased, but shall not be less than one cent ($0.01) per Share. The firm of consideration for the purchase of an Option maybe cash, Shares or other property or any combination thereof and maybe paid in installments. If the Committee determines to pay the purchase price in installments, the obligation to make such payments shall bear interest at a rate that is not less than the applicable federal rate determined under
Section 7872 of the Code. If the Committee determines to pay any portion of the purchase price in Shares it shall require the Holder to execute a Shareholder's Agreement before issuing the Shares to the Holder.

         Section 8.11. Determination of Value. Until such time as there is a Public Market for the Shares, the Committee shall determine the Fair Market Value of a Share at least annually, the Committee may not grant Options unless it has determined the Fair Market Value of a Share within the last sixty (60) days; and the Committee shall notify all Holders and all persons who are parties to a Shareholders Agreement of the Fair Market Value of a Share promptly after the Committee determines it.

Article 9.  General Provisions.

         Section 9.1. No Right to Employment. Nothing in the Plan or any Option or any instrument executed pursuant to the Plan will confer upon any Grantee any right to continue to be employed by or provide services to his or her Employer or affect the right of his or her Employer to terminate the employment of any Grantee or its other relationship with any Grantee. Nothing in the Plan or any Option or any instrument executed pursuant to the Plan will confer upon any Grantee any right to continue to be a Director of the Company or affect the right of the stockholders to terminate the directorship of any Grantee.

         Section 9.2. Limited Liability. The liability of the Company, the Committee or any member thereunder this Plan or in connection with any exercise of any Option is limited to the obligations expressly set forth in the Plan and in the grant of any Option, and no term or provision of this Plan nor of any Option shall be construed to impose any duty, obligation or liability on the Company, the Committee or any member thereof not expressly set forth in the Plan or any grant of any Option.

         Section 9.3. Assumption of Options. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more other entities as a result of which the Company is not the surviving entity, or upon a sale of substantially all the assets of the Company to another entity, any Options outstanding theretofore granted or sold hereunder must be assumed by the surviving or purchasing entity, with appropriate adjustments as to the number and kind of shares and price.

         Section 9.4. No Transfer. No Option or other benefit under the Plan may be sold, pledged or otherwise transferred other than to a trust established by the Grantee or by will or the laws of descent and distribution; and no Option may be exercised during the life of the Grantee to whom it was granted except by such Grantee or an individual appointed to act on behalf of the Grantee in the event of the Grantee's incapacity.

         Section 9.5. Expenses. All costs and expenses incurred in connection with the administration of the Plan including any excise tax imposed upon the transfer of Shares pursuant to the exercise of an Option shall be borne by the Company; provided, however, that the Company shall not be responsible for the payment of any excise taxes under Section 4999 of the Code or any successor thereto.

         Section 9.6. Other Plans. The income realized by a Grantee upon the exercise of an Option shall not be taken into account in determining the benefits available to any Grantee or his beneficiaries under any other pension, welfare benefit or other compensatory plan of any Employer.

         Section 9.7. Notices. Notices and other communications required or permitted to be made under the Plan shall be in writing and shall be deemed to have been duly given only if personally delivered or if sent by first class mail addressed (a) if to a Holder, at his or her residence address set forth in the record of the Company or (b) if the Company, to its President at its principal executive office.

         Section 9.8. Third Parties. Nothing herein expressed or implied is intended or shall be construed to give any person other than the Holders any rights or remedies under this Plan.

         Section 9.9. Saturdays, Sundays and Holidays. Where this Plan authorizes or requires a payment or performance on a Saturday, Sunday or public holiday, such payment or performance shall be deemed to be timely if made on the next succeeding business day, provided, however, that this Section 9.9 shall not be construed to extend the ten year period referred to in Sections 53, 6.3 and
7.3 above.

         Section 9.10. Rules of Construction. The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Plan. In this Plan words in the singular number include the plural, and in the plural include the singular and words of the masculine gender include the feminine and the neuter and, when the sense so indicates, words of the neuter gender may refer to any gender.

         Section 9.11. Governing Law. The validity, terms, performance and enforcement of this Plan shall be governed by laws of the State of Ohio that are applicable to agreements negotiated, executed, delivered and performed solely in the State of Ohio.

         Section 9.12.  Effective  Date of  the Plan.  The  Plan   shall  become
effective  upon its  approval  by the Board of Directors.

         Section 9.13. Amendment and Termination. No Option shall be granted under the Plan more than ten years after the Effective Date. The Board of Directors may at any time terminate the Plan or make such amendment of the Plan as it may deem advisable; -provided, .however, that no amendment shall be effective without the approval of the stockholders of the Company by the affirmative vote of the holders of a majority of the outstanding Shares present or represented and entitled to vote at a meeting of stockholders duly held, if it would materially increase the number of Shares available for issuance under the Plan pursuant to Section 3.1 above; and, further, provided, however, that no amendment or termination of the Plan shall be effective to alter or impair the rights of a Holder under any Option granted before the adoption of such amendment or termination by the Board of Directors, without the written consent of such Holder. No termination or amendment of this Plan or any Option nor waiver of any right or requirement under this Plan or any Option shall be binding on the Company unless it is in a writing duly entered into its records and executed by a duly authorized officer of the Company.

         Section 9.14. Arbitration. Any disputes, controversies or claims arising out of or relating to this Plan, or the breach thereof; shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the - American Arbitration Association and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof If the amount claimed or disputed in such arbitration is equal to or more than One Hundred Thousand Dollars ($100,000), it shall be conducted before a panel of three arbitrators.

         Section 9.15. Beneficiary Designation. At the time that an Option. is granted and at any time thereafter, the Grantee may file a beneficiary designation with the Committee identifying the person to whom vested Options should be transferred upon the death of the Grantee. The Options to which such a beneficiary designation applies shall be stated on such designation and the designation shall apply only to the Options specifically identified thereon. The filing of a beneficiary, designation pertaining to a particular Option shall revoke all previous beneficiary designations filed with respect to that Option. If no valid beneficiary designation form is on file with the Committee at the time of a Grantee's death, any vested Options will be transferred by will or by the laws of descent and distribution.